UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2018

SOHU.COM INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30961	98-0204667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Level 18, SOHU.com Media Plaza

Block 3, No. 2 Kexueyuan South Road, Haidian District

Beijing 100190

People’s Republic of China

86-10-6272-6666

(Address, including zip code, of registrant’s principal executive offices and registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 11, 2018, the registrant entered into a credit facility agreement (together with related agreements and documentation, the “CMB Credit Agreement”) with the China Merchants Bank Co., Ltd. (“CMB”), a commercial bank with headquarters in the People’s Republic of China (the “PRC”), pursuant to which the registrant is entitled to borrow up to an aggregate of RMB700 million (or approximately US$111.27 million) (the “CMB Loan”). Also on April 11, 2018, the registrant made an initial drawdown of RMB400 million (or approximately US$63.58 million) (the “First Drawdown”) under the CMB Loan. Interest will accrue on the outstanding principal balance of the First Drawdown at a rate of 6% per year and will be payable quarterly on the 20th day of the last month of each calendar quarter. All outstanding principal of the First Drawdown will be due on April 10, 2019.

The proceeds of the First Drawdown are being used by the registrant to repay in full the outstanding balance and all accrued and unpaid interest under credit agreements between the registrant and Ping An Bank Co., Ltd., a commercial bank with headquarters in the PRC, entered into on May 19, 2017 and amended on September 1, 2017. Upon Ping An Bank’s receipt of such payment in full, it will release an existing first lien that Ping An Bank holds on a building of the registrant in Beijing, China that is occupied primarily by the registrant’s subsidiary Sogou Inc. (“Sogou”) and in part by the registrant (the “Pledged Building”), and CMB will be granted a first lien on the Pledged Building to secure the CMB Loan.

Following Ping An Bank’s receipt of such repayment and CMB’s receipt of a first lien on the Pledged Building as described above, the registrant will be entitled to make drawdowns (each, a “Subsequent Drawdown”) of the CMB Loan from time to time up to a maximum aggregate amount of RMB300 million (or approximately US$47.69 million, with the last drawdown to be made no later than March 22, 2021. The registrant and CMB will agree on the maturity date, the annual interest rate, the schedule of repayment of the outstanding principal, and the permitted use of the proceeds of each Subsequent Drawdown at the time of the drawdown. Interest accrued on the principal amount of Subsequent Drawdowns outstanding from time to time will be payable quarterly on the 20th day of the last month of each calendar quarter.

In connection with the CMB Credit Agreement, the registrant entered into an agreement (the “Commitment Letter”) with CMB pursuant to which the registrant has agreed that, in the event the registrant is unable to repay in full when due the outstanding principal amounts and accrued and unpaid interest of the CMB Loan, upon the request of CMB (i) the registrant will sell ordinary shares of the registrant’s majority-owned subsidiary Changyou.com Limited (“Changyou”) beneficially owned by the registrant, and make the net proceeds of such sale available for payment of the amounts of the CMB Loan that are then due and payable; and (ii) upon the request of CMB the registrant will cause Changyou to pay a cash dividend to Changyou’s shareholders, and will make the registrant’s share of any such dividend available for repayment of the CMB Loan.

The CMB Credit Agreement includes customary events of default, including the registrant’s failure to pay any portion of principal or interest when due; changes in business model and capital structure; other significant corporate events with respect to the registrant without prior written consent of CMB; and the failure of the registrant to perform its other obligations under the CMB Credit Agreement, including obligations with CMB’s first lien on the Pledged Building.

The registrant intends to use the proceeds of Subsequent Drawdowns under the CMB Loan to finance the registrant’s operations, excluding the operations of the registrant’s subsidiaries Changyou and Sogou.

The foregoing summary is not intended to be complete and is qualified in its entirety by reference to the CMB Credit Agreement (including related documents), English translations of which are filed herewith as Exhibits 10.1, 10.2, 10.3, and 10.4 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) The following Exhibits are filed as part of this report:

10.1	English translation of Credit Facility Agreement, dated April 11, 2018, between CMB and Beijing Sohu New Media Information Technology Co., Ltd.

10.2	English translation of Asset Pledge Agreement, dated April 11, 2018, between CMB and Beijing Sohu New Era Information Technology Co., Ltd.

10.3	English translation of Asset Pledge Agreement, dated April 11, 2018, between CMB and Beijing Sohu New Media Information Technology Co., Ltd.

10.4	English translation of Commitment Letter, dated April 11, 2018, issued by the registrant to CMB.

Safe Harbor Statement

This report on Form 8-K includes forward-looking statements. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. These statements are based on current plans, estimates and projections, and therefore you should not place undue reliance on them. Forward-looking statements involve inherent risks and uncertainties. The registrant cautions you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to, instability in global financial and credit markets and its potential impact on the Chinese economy; exchange rate fluctuations, including their potential impact on the Chinese economy and on the registrant’s reported US dollar results; recent slow-downs in the growth of the Chinese economy; the uncertain regulatory landscape in the People’s Republic of China; fluctuations in the registrant’s quarterly operating results; the registrant’s current and projected future losses due to increased spending by the registrant for video content; the possibilities that the registrant will be unable to recoup its investment in video content; and the registrant’s reliance on online advertising sales, online games and mobile services for its revenues. Further information regarding these and other risks is included in registrant’s annual report on Form 10-K for the year ended December 31, 2017, and other filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: April 16, 2018	SOHU.COM INC.

	By:	/s/ Joanna Lv
Joanna Lv Chief Financial Officer